SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            SAGA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                       38-3042953
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)

             73 Kercheval Avenue, Grosse Point Farms, Michigan 48236
-------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

      SAGA COMMUNICATIONS, INC. EMPLOYEES' 401(K) SAVINGS & INVESTMENT PLAN
                              (Full title of plan)

                                Christine M. Marx
                                Edwards & Angell
                           150 John F. Kennedy Parkway
                          Short Hills, New Jersey 07078
                     (Name and address of agent for service)

                                 (973) 376-7700
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
-------------------------------------------------------------------------------
                                        Proposed     Proposed
                          Amount to      Maximum     Maximum
Title of Securities           be        Offering     Aggregate     Amount of
      to be               Registered    Price Per    Offering     Registration
   Registered (1)             (1)        Unit (2)    Price (2)        Fee
-------------------      ------------   ---------    ----------   ------------
Class A Common Stock       1,000,000     $16.00     $16,000,000       $4,720
                            shares

-------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Saga Communications, Inc. Employees' 401(k) Savings and Investment Plan.
-------------------------------------------------------------------------------
(2) This calculation is made solely for the purpose of determining the amount of the Registration Fee and is based upon a price of $16 per share, which was the closing price of the Company's Class A Common Stock reported on September 9, 1998.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


       The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     There are incorporated herein by reference the following documents:

     (1) The annual report of the Company on Form 10-K for its fiscal year ended December 31, 1997, which was filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

     (3) The description of the shares of Class A Common Stock incorporated by reference in the Company's registration statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

       Not applicable.

Item 5.   Interests of Persons Named as Experts and Counsel.

       Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

       "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

       (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

       (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

       (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

       (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

       (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

       (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

       (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

       (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees)."

     The Company's Restated Certificate of Incorporation and bylaws provide that officers and directors of the Company shall be indemnified to the full extent permitted under subsections (a) through (e) of Section 145 of Title 8 of the Delaware General Corporation Law.

     The Restated Certificate of Incorporation of the Company also contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability for (a) breach of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) unlawful stock purchase or redemption; or (d) any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

       Not applicable.

Item 8.   Exhibits.

Exhibit
Number     Description of Exhibit

5          Opinion of Edwards & Angell, LLP

23(a)      Consent of Ernst & Young LLP

23(b)      Consent of Edwards & Angell, LLP (included in Exhibit 5)

24         Power of Attorney (included on signature pages to this Registration
           Statement)

Item 9.   Undertakings

       The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change for such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES AND AMENDMENTS

     Each person whose signature appears below hereby constitutes and appoints the President, the Chief Financial Officer or the Secretary of the Registrant, or any one of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendment may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

                                   SIGNATURES

     Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan, on September 14, 1998.

                                           SAGA COMMUNICATIONS, INC.

                                           By/s/ Edward K. Christian
                                           ----------------------------
                                                 Edward K. Christian
                                                 President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on September 14, 1998.

Signatures                                           Title

/s/Edward K. Christian                      President, Chief Executive
-----------------------                     Officer and Chairman of the Board
   Edward K. Christian


/s/Samuel D. Bush                           Vice President, Chief Financial
-----------------------                     Officer
   Samuel D. Bush


/s/Catherine Bobinski                       Corporate Controller and Chief
------------------------                    Accounting Officer
   Catherine Bobinski


/s/Kristin Allen                            Director
------------------------
   Kristin Allen


/s/Donald Alt                               Director
------------------------
   Donald Alt


/s/Jonathan Firestone                       Director
------------------------
   Jonathan Firestone


/s/Joseph P. Misiewicz                      Director
------------------------
   Joseph P. Misiewicz


/s/Gary Stevens                             Director
------------------------
   Gary Stevens

The Plan: Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grosse Pointe Farms, State of Michigan, on September 14, 1998.

                                              SAGA COMMUNICATIONS, INC.
                                              EMPLOYEES' 401(K) SAVINGS &
                                              INVESTMENT PLAN

                                              By Saga Communications, Inc.,
                                              Plan Administrator



                                              By  /s/ Marcia K. Lobaito
                                              -----------------------------
                                                      Marcia K. Lobaito
                                                      Vice President

                                                                       Exhibit 5


                                     September 14, 1998



Saga Communications, Inc.
73 Kercheval Avenue
Grosse Pointe Farms, MI 48236


Ladies and Gentlemen:

     We are furnishing this opinion in connection with the filing by Saga Communications, Inc. (the "Corporation") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to interests in the Corporation's Employees' 401(k) Savings & Investment Plan (the "Plan") and the issuance by the Company of up to 1,000,000 shares of the Corporation's Class A Common Stock, $.01 par value (the "Class A Common Stock"), to be issued thereunder.

     In connection with this opinion, we have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have deemed necessary or appropriate in order to express the opinions contained herein.

     Based upon such examination, it is our opinion that:

     1. The shares of Class A Common Stock being registered by the Registration Statement, when issued and paid for as contemplated in the Plan, assuming due execution of the certificates therefor, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus constituting a portion thereof. This opinion may not be used for any other purpose or relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                                 Very truly yours,

                                                 EDWARDS & ANGELL, LLP

                                                 By: /s/ Christine M. Marx
                                                 -------------------------
                                                         Christine M. Marx
                                                         Partner

                 Exhibit 23(a)--Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement pertaining to the registration of interests in Saga Communications, Inc.
Employees' 401(k) Savings & Investment Plan and 1,000,000 shares of Class A Common Stock issuable under the Plan of our report dated February 13, 1998, with respect to the financial statements and schedules of Saga Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                        ERNST & YOUNG LLP

Detroit, Michigan
September 11, 1998



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